Exhibit 99.1

Contact: Dana Hambly, Vice President, Investor Relations
Phone: (615) 890-9100

NHI Announces Memorandum of Understanding in Litigation Related to Legacy Holiday Properties

MURFREESBORO, Tenn.-- (March 7, 2022) -- National Health Investors, Inc. (NYSE:NHI) announced today that it has entered into a memorandum of understanding (the “MOU”) related to the previously disclosed lawsuit styled National Health Investors, Inc., et al v. Welltower Inc., et al Defendants (the “Litigation”). The MOU sets forth certain principal terms by which NHI and Welltower agree to operate until the execution of a final settlement agreement resolving the litigation (the “Final Settlement Agreement”). The MOU stipulates, among other things, that:

•NHI and Welltower desire to transition (the “Transition”) 16 legacy Holiday properties to new tenants and that Welltower will use commercially reasonable efforts to complete the Transition on April 1, 2022;
•NHI desires to sell one legacy Holiday property and that Welltower will use commercially reasonable efforts to facilitate the closing of a sale;
•Welltower pays NHI approximately $6.9 million which amount is held in escrow until the execution of the Final Settlement Agreement following the Transition;
•NHI is entitled to the entirety of an approximately $8.8 million security deposit which can be liquidated in the Company’s sole discretion; and
•Following the Transition and execution of the Final Settlement Agreement, NHI will file within three days a stipulation of dismissal with prejudice and a form of order closing the Litigation.

About NHI
Incorporated in 1991, National Health Investors, Inc. (NYSE: NHI) is a real estate investment trust specializing in sale-leaseback, joint-venture, mortgage and mezzanine financing of need-driven and discretionary senior housing and medical investments. NHI’s portfolio consists of independent, assisted and memory care communities, entrance-fee retirement communities, skilled nursing facilities, medical office buildings and specialty hospitals. For more information, visit www.nhireit.com.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s, tenants’, operators’, borrowers’ or managers’ expected future financial position, results of operations, cash flows, funds from operations, dividend and dividend plans, financing opportunities and plans, capital market transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, acquisition integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations, continued performance improvements, ability to service and refinance our debt obligations, ability to finance growth opportunities, and similar statements including, without limitation, those containing words such as “may”, “will”, “believes”, “anticipates”, “expects”, “intends”, “estimates”, “plans”, and other similar expressions are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Such risks and uncertainties include, among other things; the impact of COVID-19 on our tenants, borrowers, economy and the Company; the operating success of our tenants and borrowers for collection of our lease and interest income; the success of property development and construction activities, which may fail to achieve the operating results we expect; the risk that our tenants and borrowers may become subject to bankruptcy or insolvency proceedings; risks related to the concentration of a significant percentage of our portfolio to a small number of tenants; risks related to governmental regulations and payors, principally Medicare and Medicaid, and the effect that lower reimbursement rates would have on our tenants’ and borrowers’ business; the risk that the cash flows of our tenants and borrowers would be adversely affected by increased liability claims and liability insurance costs; risks related to environmental laws and the costs associated with liabilities related to hazardous substances; the risk of damage from catastrophic weather and other natural or man-made disasters and the physical effects of climate change; the risk that we may not be fully indemnified by our lessees and borrowers against future litigation; the success of our future acquisitions and investments; our ability to reinvest cash in real estate investments in a timely manner and on acceptable terms; the potential need to incur more debt in the future, which may not be available on terms acceptable to us; our ability to meet covenants related to our indebtedness which impose certain operational limitations and a breach of those covenants could materially adversely affect our financial condition and results of operations; risks related to changes in the method of determining LIBOR, or the replacement of LIBOR with an alternative reference rate, which may adversely affect interest rates on our current or future indebtedness; the risk that the illiquidity of real estate investments could impede our ability to respond to adverse changes in the performance of our properties; risks associated with our investments in unconsolidated entities, including our lack of sole decision-making authority and our reliance on the financial condition of other interests; operational risks with respect to our proposed senior housing operating portfolio (“SHOP”) structured communities; our dependence on revenues derived mainly from fixed rate investments in real estate assets, while a portion of our debt bears interest at variable rates; the risk that our assets may be subject to impairment charges; risks related to our ability to maintain the privacy and security of Company information; and our dependence on the ability to continue to qualify for taxation as a real estate investment trust. Many of these factors are beyond the control of the Company and its management. The Company assumes no obligation to update any of the foregoing or any other forward looking statements, except as required by law, and these statements speak only as of the date on which they are made. Investors are urged to carefully review and consider the various disclosures made by NHI in its periodic reports filed with the Securities and Exchange Commission, including the risk factors and other information disclosed in NHI’s Annual Report on Form 10-K for the most recently ended fiscal year. Copies of these filings are available at no cost on the SEC’s web site at https://www.sec.gov or on NHI’s web site at https://www.nhireit.com.